Exhibit 10.1
AIRCRAFT TIME SHARING AGREEMENT
This Aircraft Time Sharing Agreement ("Agreement") is made and entered into this 1st day of July, 2024, by and between Simmons First National Corporation, an Arkansas corporation (the “Company”), and Steve Cossé, an individual resident of the State of Louisiana ("Lessee").

RECITALS

WHEREAS, Company rightfully possesses and operates the aircraft identified in Exhibit A hereto (the "Aircraft") under Part 91 of the Federal Aviation Regulations (“FARs”) incidental to its primary business; and
WHEREAS, Company desires to make the Aircraft available to Lessee, and Lessee desires to utilize the Aircraft, from time to time on a non-exclusive time-sharing basis as authorized under Sections 91.501(b)(6), 91.501(c)(1) and 91.501(d) of the FARs; and

WHEREAS, this Agreement is a time sharing agreement as defined in Section 91.501(c)(1) of the FAR, and use of the Aircraft pursuant to this Agreement will comply with the requirements of FAR 91.501(b)(6), 91.501(c)(1) and 91.501(d).

NOW, THEREFORE, in consideration of the foregoing, and the other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Provision of Aircraft; Term. Company agrees to provide the Aircraft to and operate the Aircraft for Lessee on a non-exclusive basis from time to time as mutually agreed between the parties pursuant to the provisions of FAR 91.501(b)(6), 91.501(c)(1) and 91.501(d), and to provide a fully qualified flight crew for all operations conducted under this Agreement. This Agreement shall be effective on the date set forth above and shall remain in effect until terminated by either party upon ten (10) business days’ prior written notice to the other.

2. Reimbursement of Expenses. Lessee shall pay to Company for each flight conducted under this Agreement a reimbursement not to exceed the sum of the expenses set forth in subparagraphs (a)-(j) below in respect of the specific flight or flights to which such charge applies (including related deadhead flights, if applicable):
(a) Fuel, oil, lubricants, and other additives;
(b) Travel expenses of the crew, including food, lodging, and ground transportation;
(c) Hangar and tie-down costs away from the Aircraft’s base of operation;
(d) Insurance obtained for the specific flight;
(e) Landing fees, airport taxes, and similar assessments;
(f) Customs, foreign permit, and similar fees directly related to the flight;
(g) In-flight food and beverages;
(h) Passenger ground transportation;
(i) Flight planning and weather contract services; and
(j) An additional charge equal to one hundred percent (100%) of the expenses listed in subparagraph (a) above.

Notwithstanding the foregoing, in no event shall reimbursement for the foregoing exceed the actual operating costs of such flight.

For the avoidance of doubt, Lessee shall be responsible to pay over to Company all state and federal taxes and other government fees and charges applicable to each flight conducted under this Agreement; Company, in turn, shall timely remit such taxes, fees and charges to the respective authorities. The parties acknowledge that the federal air transportation excise tax imposed under section 4261 of the Internal Revenue Code of 1986, as amended, may apply to some or all of expense reimbursements provided under this Agreement.

3. Invoicing and Payment. Company will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice to Lessee for the reimbursement determined in accordance with paragraph 2 above as promptly as practicable following each flight. Lessee shall pay to Company the reimbursement, together with applicable taxes and other government fees and charges, within thirty (30) days after receipt of the invoice.

4. Flight Information. Lessee will provide Company with requests for flights and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least two (2) business days in advance of Lessee's planned departure (unless Company agrees to a shorter notice in a particular case in its discretion). Requests for flights shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties. In addition to the proposed schedules and flight times, Lessee shall provide at least the following information for each proposed flight as far in advance of departure as practicable:
(a) proposed departure point;
(b) proposed destination;
(c) proposed date and time of flight;
(d) the name and relationship to Lessee of all anticipated passengers;
(e) the nature and extent of any luggage and/or cargo to be carried;
(f) the proposed date and time of return flight, if any; and
(g) any other information concerning the proposed flight that may be pertinent or required by Company or Company’s flight crew.

5. Flight Scheduling. Company shall have final authority over the scheduling of the Aircraft. It is understood that Company shall not be obligated to retain or contract for additional flight crew or maintenance personnel or equipment in order to accommodate Lessee's schedule requests.

6. Operational Control; Maintenance. Company shall be responsible for all aspects of the physical and technical operation of the Aircraft and the safe performance of all flights, and shall retain and exercise exclusive operational control of the Aircraft during all phases of flight, including pre-flight and post-flight duties, and including, without limitation, all flights during which Lessee and/or Lessee’s guests are on-board the Aircraft. Consistent with Company’s operational control responsibilities, Company shall be solely responsible to secure maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. All costs and expenses related to the maintenance of the Aircraft shall be the responsibility of Company. No period of maintenance, preventative maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot in command. All flight operations under this Agreement shall be conducted under Part 91 of the FAR.

7. Authority of Pilot in Command and Flight Crew. For each flight conducted under this Agreement, the Aircraft will be operated only by a qualified flight crew. The pilot in command shall have final and complete authority to delay or cancel any flight for any reason or condition that in his or her judgment would compromise the safety or security of the flight. Lessee specifically agrees that the pilot in command may terminate any flight, refuse to commence any flight, or take other action which in his or her considered judgment is necessitated by considerations of safety or security. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Company shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason whatsoever.

8. Lessee’s Covenants, Representations and Warranties. Lessee covenants, represents and warrants to Company that during the term of this Agreement:
(a) Lessee shall use the Aircraft for and on account of Lessee’s own business or personal use only, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire under any circumstances;
(b) Lessee shall refrain from incurring any mechanic’s or other lien relating or attaching to the Aircraft, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or take any action that might mature into such a lien; and
(c) Lessee shall, and shall cause any passengers in Lessee’s party to, abide by and conform to all such laws, rules and regulations as may from time to time be in effect relating in any way to the operation or use of the Aircraft under this Agreement.

9. Risk of Loss. As between Lessee and Company, Company assumes and shall bear the entire risk of loss, theft, confiscation, damage to, or destruction of the Aircraft from any cause whatsoever, except to the extent attributable to the gross negligence or willful misconduct of Lessee or Lessee’s guests while aboard on the Aircraft.

10. Insurance. Throughout the term of this Agreement, Company will maintain, or cause to be maintained in full force with respect to the Aircraft and all operations direct or incidental to the operation thereof:
(i) Comprehensive Aircraft Liability Insurance including bodily injury (including Passengers) and property damage liability with limits determined by the Company from time to time.
(ii) Aircraft hull insurance covering the Aircraft hull, engines and equipment against “All Risks” of loss or damage on an agreed value basis in an amount determined by the Company.

11. Aircraft Base. The permanent base of operation of the Aircraft shall be Little Rock, Arkansas; provided, however, the Aircraft’s base may be changed temporarily or permanently by Company at any time.

12. Successors and Assigns. Neither this Agreement nor any party's interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, representatives, successors and permitted assigns.

13. Governing Law. This Agreement constitutes the entire agreement of the parties with respect to time sharing of the Aircraft as set forth herein. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arkansas.

14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

15. Further Acts. Company and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary to (i) carry out the intent and purpose of this Agreement, and (ii) establish, maintain and protect the respective rights and remedies of the other party.

16. Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.

17. Severability. In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

18. Disclaimer; Consequential Damages. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER COMPANY NOR OWNER HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, INCLUDING WITH RESPECT TO ITS DESIGN, CONDITION, QUALITY OF MATERIALS AND WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AIRWORTHINESS OR SAFETY. IN NO EVENT SHALL COMPANY OR OWNER BE LIABLE TO THE LESSEE, ITS MEMBERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, GUESTS OR AGENTS (FOR THE PURPOSE OF THIS SECTION 19 AND SECTION 20 HEREOF, COLLECTIVELY, “LESSEE”), FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, HOWEVER ARISING, WHETHER COMPANY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE INCLUDING, WITHOUT LIMITATION, IN RESPECT OF ANY DELAY IN ARRIVAL OR DEPARTURE.

19. Sole Recourse to Insurance Proceeds. TO THE EXTENT THAT AN INSURANCE PAYMENT IS MADE WITH RESPECT TO ANY CLAIM BY LESSEE RELATING TO ANY TYPE OF INJURY, DEATH OR PROPERTY DAMAGE RELATED TO LESSEE’S USE OF THE AIRCRAFT, THEN LESSEE AGREES TO ACCEPT (AND CAUSE ALL PARTIES CONSTITUTING LESSEE TO ACCEPT) THE PROCEEDS OF THE LIABILITY INSURANCE REQUIRED BY THIS AGREEMENT AS ITS SOLE RECOURSE AGAINST COMPANY IN THE EVENT OF ANY SUCH CLAIM RELATING TO ANY SUCH TYPE OF INJURY, DEATH, OR PROPERTY DAMAGE FOR WHICH SUCH INSURANCE IS BEING PROVIDED HEREUNDER.

20. Notices. All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt therefor, in each case at the address set forth below:

If to Company: Simmons First National Corporation
601 E. 3rd Street, 12th Floor
Little Rock, AR 72201
Attn: Legal Department

If to Lessee: Mr. Steve Cossé
10 Serenity Drive
Mandeville, Louisiana 70471

[THIS SPACE INTENTIONALLY LEFT BLANK]

21. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS (“FAR”):

THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91, INCLUDING FAR 91.409(f)(3), DURING THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT.

SIMMONS FIRST NATIONAL CORPORATION CERTIFIES THAT THE AIRCRAFT IS IN COMPLIANCE WITH ALL APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91, INCLUDING FAR 91.409(f)(3), FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

SIMMONS FIRST NATIONAL CORPORATION CERTIFIES AND ACKNOWLEDGES THAT WHENEVER THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, SIMMONS FIRST NATIONAL CORPORATION SHALL BE KNOWN AS, CONSIDERED AND SHALL IN FACT BE RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT IDENTIFIED IN AND TO BE OPERATED UNDER THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT UNDERSTANDS ITS RESPECTIVE RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. I, THE UNDERSIGNED, BOB FEHLMAN, AS CHIEF EXECUTIVE OFFICER OF SIMMONS FIRST NATIONAL CORPORATION, CERTIFY THAT SIMMONS FIRST NATIONAL CORPORATION IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT, AND THAT SIMMONS FIRST NATIONAL CORPORATION UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

EACH PARTY UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

THE ADDRESS OF SIMMONS FIRST NATIONAL CORPORATION IS 601 E. 3rd Street, 12th Floor, Little Rock, AR 72201.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SIMMONS FIRST NATIONAL CORPORATION

By:	/s/ Bob Fehlman
Name: Bob Fehlman
Title: Chief Executive Officer

/s/ Steve Cossé
Steve Cossé